Filed Pursuant to Rule 424(b)(3)
Registration No. 333-266001
PROSPECTUS
Up to $8,800,000

Common Stock
We have entered into an Equity Distribution Agreement, dated July 1, 2022 (the “Equity Distribution Agreement”), with Piper Sandler & Co. (“Piper Sandler” or the “Sales Agent”) relating to shares of our common stock offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $8.8 million from time to time through the Sales Agent.
Our common stock is traded on The Nasdaq Capital Market under the symbol “FEMY.” The last reported sale price of our common stock on The Nasdaq Capital Market on July 11, 2022 was $2.38 per share.
As of the date of this prospectus, we are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus is a part. After giving effect to these limitations and the current public float of our common stock, we currently may offer and sell from and after the date hereof shares of our common stock having an aggregate offering price of up to $8.8 million under the sales agreement pursuant to this prospectus. If our public float increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus is a part, we will file a prospectus supplement prior to selling such additional amounts.
As of June 30, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $26,448,716, which we calculated based on 11,804,165 shares of outstanding common stock as of March 31, 2022, of which 9,582,868 shares were held by non-affiliates, and a price per share of $2.76 which was the closing price of our common stock on June 29, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.
Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 10 for additional information regarding the compensation to be paid to the Sales Agent.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in any accompanying prospectus and any related free writing prospectus or prospectus supplement we prepare or authorize in connection with this offering, and in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Piper Sandler
The date of this prospectus is July 12, 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock.
This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the Sales Agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or related free writing prospectus to which we have referred you. Neither we nor the Sales Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any prospectus supplement or related free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
In this prospectus, unless the context otherwise requires, the terms “Femasys,” the “Company,” “we,” “us,” and “our” refer to Femasys Inc., a Delaware corporation. This prospectus and the information incorporated by reference herein may contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.
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PROSPECTUS SUMMARY
Company Overview
We are a biomedical company focused on transforming women’s healthcare by developing novel solutions and next-generation advancements providing significant clinical impact to address severely underserved areas. Our mission is to provide women worldwide with superior minimally-invasive, non-surgical product technologies, accessible in the office, improving patient care and overall health economics. We are a woman-founded and led company with an expansive, internally created intellectual property portfolio with over 150 patents globally, in-house chemistry, manufacturing, and controls (CMC) and device manufacturing capabilities and proven ability to develop and commercialize products. Our suite of products and product candidates address what we believe are multi-billion dollar global market segments in which there has been little advancement for many years, helping women avoid pharmaceutical solutions, implants and surgery that can be expensive and expose women to harm. With an initial focus in the area of reproductive health, our two lead product candidates offer solutions for two ends of the spectrum: FemBloc for permanent birth control and FemaSeed as an artificial insemination infertility treatment.
Corporate Information
We were incorporated in February 2004 as a Delaware corporation under the name Femasys Inc. Our principal executive office is located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024, and our telephone number is (770) 500-3910. Our website address is www.femasys.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus. We have included our website address as an inactive textual reference only.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•
being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of certain of the reduced disclosure obligations in our filings with the U.S. Securities and Exchange Commission, or the SEC. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of such extended transition period, which means that we will adopt a new standard when it is issued or revised.
We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than

$700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $8.8 million.
Common stock to be outstanding immediately after this offering
Up to 15,455,617 shares (as more fully described in the notes following this table), assuming sales of 3,651,452 shares of our common stock in this offering at an offering price of $2.41 per share, which was the last reported sale price of our common shares on The Nasdaq Capital Market on June 30, 2022. The actual number of shares issued will vary depending on the number of shares that are sold and the sales price under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through our sales agent, Piper Sandler. See “Plan of Distribution” on page 10.
Use of Proceeds
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes. General corporate purposes may include funding research, clinical development, working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds.”
Risk Factors
Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” on page 4 in this prospectus and under similar headings in other documents incorporated by reference into this prospectus.
The Nasdaq Capital Market symbol
“FEMY”
The number of shares of our common stock shown above to be outstanding after this offering is based on 11,804,165 shares of our common stock outstanding as of March 31, 2022, and excludes:
•	1,055,997 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022, with a weighted-average exercise price of $4.25 per share;
•
244,572 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2022, with a weighted-average exercise price of $12.64 per share;

•	1,319,136 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan, or 2021 Plan, as of March 31, 2022; and
•	284,707 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or ESPP, as of March 31, 2022.
Except as otherwise indicated, all information in this prospectus does not assume or give effect to the issuance of or exercise of any options, or the exercise of any outstanding warrants after March 31, 2022.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act. Each of these risk factors could have a material and adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.
Risks Relating to this Offering
If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 3,651,452 shares of our common stock are sold at a price of $2.41 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 30, 2022, for aggregate gross proceeds of approximately $8.8 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.35 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.
To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in any future transactions may be higher or lower than the price per share paid by investors in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes. General corporate purposes may include funding research, clinical development, working capital, capital expenditures and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short-term or long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold, if any, by the Sales Agent after we deliver a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never paid or declared any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, it is likely that only appreciation of the price of our common stock will provide a return to our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are also based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:
•	our ability to develop and advance our current product candidates and programs into, and successfully initiate and complete, clinical trials;
•	the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results;
•	estimates regarding the total addressable market for our product candidates;
•	our ability to enroll subjects in the clinical trials for our product candidates in order to advance the development thereof on a timely basis;
•	our ability to obtain additional financing to fund the clinical development of our products and fund operations;
•	competitive companies and technologies in our industry;
•
our ability to obtain U.S Food and Drug Administration (FDA) approval for our permanent birth control system, ability to gain FDA grant of a de novo classification request for our intrauterine insemination system, expand sales of our women-specific medical products and develop and commercialize additional products;

•
our ability to commercialize or obtain regulatory approvals, grants of de novo classification requests or 510(k) clearance for our product candidates, or the effect of delays in commercializing or obtaining regulatory authorizations;

•	our business model and strategic plans for our products, technologies and business, including our implementation thereof;
•	commercial success and market acceptance of our product candidates;
•	our ability to achieve and maintain adequate levels of coverage or reimbursement for our FemBloc system or any future products we may seek to commercialize;
•
our ability to manufacture our products and product candidates in compliance with applicable laws, regulations and requirements and to oversee third-party suppliers, service providers and vendors in the performance of any contracted activities in accordance with applicable laws, regulations and requirements;

•	the impact of the COVID-19 pandemic on our business, financial condition, results of operations, and prospects;
•	our ability to accurately forecast customer demand for our product candidates, and manage our inventory;
•
our ability to build, manage and maintain our direct sales and marketing organization, and to market and sell our permanent birth control system, artificial insemination system and women-specific medical products in markets in and outside of the United States (U.S.);

•	our ability to obtain necessary financing for the Company and maintain adequate resources to fund our operations;
•	our ability to hire and retain our senior management and other highly qualified personnel;

•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the U.S. and international markets;
•	the timing or likelihood of regulatory filings and approvals or clearances;
•	our ability to establish and maintain intellectual property protection for our product candidates and our ability to avoid claims of infringement;
•	the volatility of the trading price of our common stock; and
•	our expectations about market trends.
You should also read carefully the factors described in the “Risk Factors” section contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements contained in or incorporated by reference into this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Any forward-looking statements that we make in or incorporate by reference into this prospectus speak only as of the date of such statement, and, except as required by applicable law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $8.8 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Equity Distribution Agreement with the Sales Agent as a source of financing.
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes. General corporate purposes may include funding research, clinical development, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in short-term, investment-grade securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending their use as described above, we intend to invest the net proceeds to us from this offering in short-term, investment-grade securities.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of March 31, 2022 was approximately $23.5 million, or approximately $1.99 per share of common stock based upon 11,804,165 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2022.
After giving effect to the sale of our common stock in the aggregate amount of $8.8 million at an assumed offering price of $2.41 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 30, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been $31.8 million, or $2.06 per share of common stock. This represents an immediate increase in net tangible book value of $0.07 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.35 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as-adjusted information assumes that all of our common stock in the aggregate amount of $8.8 million is sold at the assumed offering price of $2.41 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 30, 2022. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per share		$2.41
Net tangible book value per share as of March 31, 2022	$1.99
Increase in net tangible book value per share attributable to the offering	0.07
As adjusted net tangible book value per share after giving effect to the offering		2.06
Dilution per share to new investors participating in the offering		$0.35
The table above assumes for illustrative purposes that an aggregate of 3,651,452 shares of our common stock are sold pursuant to this prospectus at a price of $2.41 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 30, 2022, for aggregate gross proceeds of $8.8 million. The shares are being sold from time to time at various prices pursuant to the Equity Distribution Agreement with the Sales Agent.
The number of shares of our common stock shown above to be outstanding after this offering is based on 11,804,165 shares of our common stock outstanding as of March 31, 2022, and excludes:
•	1,055,997 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2022, with a weighted-average exercise price of $4.25 per share;
•
244,572 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2022, with a weighted-average exercise price of $12.64 per share;

•	1,319,136 shares of common stock reserved for future issuance under the 2021 Plan as of March 31, 2022; and
•	284,707 shares of common stock reserved for future issuance under the ESPP as of March 31, 2022.
The foregoing table does not give effect to the issuance of or exercise of any options, or the exercise of any outstanding warrants after March 31, 2022. To the extent options or warrants are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with Piper Sandler as our sales agent under which we may offer and sell shares of our common stock from time to time through the Sales Agent. Pursuant to this prospectus, we may offer and sell up to $8.8 million of our shares of common stock. The Sales Agent will use commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We may instruct the Sales Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the Sales Agent may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
The Sales Agent may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or on any other existing trading market for our common stock. The Sales Agent will provide written confirmation to us following the close of trading on The Nasdaq Capital Market each day in which our common stock is sold under the Equity Distribution Agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the net proceeds to us and the compensation payable by us to the Sales Agent in connection with such sales.
We will pay the Sales Agent’s commissions for its services in acting as Sales Agent in the sale of our common stock. The Sales Agent will be entitled to compensation in an amount up to 3.0% of the gross sales price of all common stock sold through it as Sales Agent under the Equity Distribution Agreement. We have also agreed to reimburse the Sales Agent for the out-of-pocket reasonable fees and disbursements of its legal counsel, in an amount not to exceed $75,000 in connection with the establishment of this at the market offering program. We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agent under the terms of the Equity Distribution Agreement, will be approximately $200,000.
Settlement for sales of our common stock will occur on the second business day following the date on which any such sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of our common stock sold through the Sales Agent, under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with such sales.
The Sales Agent and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. The Sales Agent and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.
In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid by us to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the Sales Agent may be required to make because of such liabilities.
The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Sales Agent or us at any time on the close of business on the date of receipt of written notice, and by the Sales Agent at any time in certain circumstances, including any suspension or limitation on the trading of our common stock on The Nasdaq Capital Market, as further described therein.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Dechert LLP. Certain legal matters will be passed upon for the Sales Agent by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements of Femasys Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our web site address is www.femasys.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above, or by contacting Femasys Inc., Attn: Corporate Secretary, 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024; telephone: (770) 500-3910.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-40492. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022;
•	our Current Reports on Form 8-K filed with the SEC on January 20, 2022, February 24, 2022, and June 9, 2022, to the extent the information in such reports is filed and not furnished; and
•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 14, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents through the SEC’s website, as provided above, or by contacting Femasys Inc., Attn: Corporate Secretary, 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024; telephone: (770) 500-3910.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

Up to $8,800,000
Common Stock
PROSPECTUS
Piper Sandler
July 12, 2022